Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-174089) of Affinity Gaming of our report dated April 1, 2013, except for the condensed consolidated guarantor data described in Note 21, as to which the date is April 17, 2013, and the effects of the restatement described in Note 19, as to which the date is August 2, 2013 relating to the financial statements, which appears in this Form 10‑K/A.

/s/ PricewaterhouseCoopers LLP

Las Vegas, Nevada
August 2, 2013